UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FAMOUS DAVE’S OF AMERICA, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 2, 2017

TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:

Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, on Tuesday, May 2, 2017, at 3:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors;

2.	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2017;

3.	Advisory approval of the Company’s executive compensation (“say-on-pay”); and

4.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, shareholders of record on March 7, 2017 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 2, 2017.

The proxy statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended January 1, 2017, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Shareholders on the Internet, visit www.famousdaves.com/proxymaterials.

By Order of the Board of Directors

/s/ Michael W. Lister

Michael W. Lister

Chief Executive Officer and

Chief Operating Officer

March 23, 2017

FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

May 2, 2017

VOTING AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 2, 2017, at 3:00 p.m., at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota. Throughout this Proxy Statement, the terms “the Company,” “Famous Dave’s,” “we,” “our,” “us,” and similar terms refer to Famous Dave’s of America, Inc.

The Annual Meeting is being held for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors;

2.	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2017;

3.	Advisory approval of the Company’s executive compensation (“say-on-pay”); and

4.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to shareholders was March 23, 2017.

PROXIES AND VOTING

Registered shareholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

The Board of Directors has set the close of business on March 7, 2017 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 6,957,628 shares of the Company’s common stock outstanding. Each such share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no direction is given by a shareholder, the shares will be voted as recommended by the Company’s Board of Directors. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. If a shareholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that matter. On matters other than the election of directors, an action of the shareholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A shareholder giving a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the shareholder at the time of the Annual Meeting. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposal No. 1) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal No. 1 without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THESE PROPOSALS.

PROPOSALS

PROPOSAL No. 1 – Election of Directors

The shareholders have set the size of the Board of Directors at eight and we currently have seven directors. Six of these directors have been nominated for re-election at the Annual Meeting, leaving two vacancies. If elected, each nominee has consented to serve as a director of the Company and to hold office until the next annual shareholders’ meeting, and until his or her successor is elected and shall have qualified, or until his or her earlier death, resignation, removal or disqualification.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information that each nominee has given us about his or her age, all positions he or she holds within the Company, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, our director nominees have experience in developing and overseeing businesses and implementing near term and long range strategic plans. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Collectively, they have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Although we don’t believe that share ownership alone qualifies any person to serve as a director of our Company, we believe that the beneficial ownership of our Board nominees (collectively 27% as of the Record Date) aligns their interests with those of our shareholders and will drive our Board’s focus on maximizing shareholder value.

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Anand D. Gala Age 43

Mr. Gala has been a director of our Company since July 2015. Mr. Gala is the Founder, President and Chief Executive Officer of Gala Holdings International, a diversified holding company that conducts consulting, restaurant development and management operations. Current portfolio brands under Gala Holdings International ownership and operation include the Company (Famous Dave’s) and Fresh Griller. Since 2007, Mr. Gala has also been Founder and Managing Partner of Gala Development Partners, LLC, a firm focused on the acquisition, development and management of commercial real estate comprising retail and office properties. From February 1998 until May 2014, Mr. Gala served as Founder, President and Chief Executive Officer of Golden West Restaurants, Inc., a franchise developer of Applebee’s restaurants throughout California. From 2000 until 2010, Mr. Gala served as Founder, President and Chief Executive Officer of Gala AZ Holdings, a developer of Del Taco restaurants in Arizona. Mr. Gala graduated from the University of Southern California with a B. S. in Biology.

Mr. Gala’s background in the restaurant industry and his substantial experience in franchise operations, including as a Famous Dave’s franchisee, qualify him to serve as a director of our Company. We believe that maintaining good relationships with our franchisees is extremely important to our organization given the impact that franchise operations have on the results of our operations. As a well-respected Famous Dave’s franchisee, Mr. Gala is uniquely positioned to advise the Company on matters related to both franchise relations and operations.

2015

Joseph M. Jacobs Age 64

Mr. Jacobs has been a director on our Board of Directors since July 2015 and served as Chairman of the Board from July 2015 to March 2017. Mr. Jacobs co-founded Wexford Capital LP in 1994 and serves as its President. Mr. Jacobs has primary responsibility for overseeing the activities of Wexford Capital LP’s private equity funds. He has also served on the boards and creditors’ committees of a number of public and private companies in which Wexford has held investments. From 1982-94, Mr. Jacobs was employed by Bear Stearns & Co., Inc., where he attained the position of Senior Managing Director. While at Bear Stearns, Mr. Jacobs was active in bankruptcies and restructurings and was responsible for all real estate investment banking activities, including debt and equity financing of real estate on both a private and public basis, real estate investment, and advisory services. From 1979-82, he was employed as a commercial lending officer at Citibank, N.A. Mr. Jacobs holds an MBA from Harvard Business School and a BS in economics from the Wharton School of the University of Pennsylvania.

Mr. Jacobs is affiliated with investment funds that collectively hold the largest beneficial ownership stake in the Company (19.2% as of the Record Date). Mr. Jacobs brings the perspective of a professional institutional shareholder to Board discussions, which we believe

2015

adds a strategic resource to a Board seeking to maximize shareholder value. Mr. Jacobs’ broad knowledge of corporate governance and management, obtained though his experience in overseeing portfolio companies, is also a valuable resource to the Board.

Charles W. Mooty Age 56

Mr. Mooty joined the Board in December 2016 and began serving as our Chairman of the Board in March 2017. Mr. Mooty currently serves as the president and chief executive officer of Jostens, Inc., a position he has held since January 2014. Prior to his work at Jostens, Inc., from June 2012 to December 2013, Mr. Mooty was employed at Fairview Health Services as the interim president and chief executive officer, as well as chairman of the board of trustees until December 2016. Mr. Mooty has also served as the president and chief executive officer of the Faribault Woolen Mill, starting in May 2011. For twenty-one years, Mr. Mooty was employed by International Dairy Queen, where he held many different positions; among them, the position of president and chief executive officer, as well as chairman of the board.

The Board believes that Mr. Mooty’s twenty-one years of experience in the restaurant industry uniquely qualifies him to lead our Board in his role as a non-executive Chairman. In addition, Mr. Mooty brings leadership and insight to our Board from his many years of experience in serving in the role of a board chairman in other organizations.

2016

Richard A. Shapiro Age 46

Mr. Shapiro joined our Board in July 2015. Mr. Shapiro joined Wexford Capital LP in 2011 and became a Partner in 2014. Mr. Shapiro serves as Portfolio Manager and Co-Head of Equities and is a member of the hedge fund investment committee. From 2007-2011, Mr. Shapiro was a Managing Director and Portfolio Manager at Millennium Management, managing a long-short portfolio. From 2004-2006, Mr. Shapiro was Managing Director and Portfolio Manager in the equities division of Amaranth Advisors. From 1997-1999 and 2001-2004, Mr. Shapiro also gained investment experience at Putnam Investments, 1 to 1 Venture Partners and Lee Munder Capital. Mr. Shapiro holds an MBA from Georgetown University and a BS in Business Administration from the University of California.

Mr. Shapiro offers the perspective of a professional institutional shareholder. Further, Mr. Shapiro’s experience in overseeing the management of positions in various investments position him to assist the Board in analyzing strategic opportunities and advise with respect to executing on the Company’s overall goals and objectives.

2015

Patrick D. Walsh Age 40

Mr. Walsh has been a director of our Company since May 2013. Since August 2012, Mr. Walsh has been Managing Member and Chief Executive Officer of PW Partners, LLC and PW Partners Atlas Funds, LLC, each the general partner of PW Partners Master Fund LP and PW Partners Atlas Fund LP, respectively. Each of PW Partners Master Fund LP and PW Partners Atlas Fund LP is a value-oriented, fundamentally-driven, private investment fund. In addition, since September 2012, Mr. Walsh has served as Managing Member of PW Partners Capital Management LLC, the management company with respect to each of PW Partners Atlas Fund LP and PW Partners Master Fund LP. From December 2011 to August 2012, Mr. Walsh was Managing Partner of PWK Partners, LLC, a value-oriented, private investment firm. From September 2011 to December 2011, Mr. Walsh was engaged in activities relating to the formation of PWK Partners, LLC and its affiliated funds. From March 2008 to September 2011, Mr. Walsh was a Partner at Oak Street Capital Management, LLC, a long-short, value-oriented, private investment management firm. From August 2004 to February 2008, Mr. Walsh was a Vice President in the Real Estate, Gaming, Lodging and Leisure Investment Banking Group of Deutsche Bank Securities, Inc., a subsidiary of Deutsche Bank AG conducting investment banking and securities activities in the United States. Mr. Walsh is a Chartered Financial Analyst. He received a B.S. in accountancy from Boston College. Committees: Audit and Compensation (Chair).

Mr. Walsh is a sophisticated investor who has an extensive background in financial analysis, a broad understanding of the operational, financial and strategic issues facing public companies, and significant experience in the restaurant industry through past investments. In light of his education, background and experience, and his significant beneficial ownership stake in the Company (5.4% beneficial ownership as of the Record Date), the Board believes that Mr. Walsh brings the perspective of a professional institutional shareholder to Board discussions, and provides the Board with a strategic focus on maximizing shareholder value.

2013

Bryan L. Wolff Age 38	Mr. Wolff has served as a director of the Company since July 2015. Since August 2015, he has served as Chief Financial Officer of ThriveMarket, Inc., a healthy and organic food ecommerce company. From September 2014 to August 2015, he served as Chief Financial Officer of DogVacay,	2015

Inc., an online service connecting pet owners with sitters across the U.S. and Canada. From January 2012 until August 2014, Mr. Wolff served as Chief Financial Officer of Bonobos, Inc., a men’s fashion and accessories retailer. From March 2010 through December 2011, Mr. Wolff was an Analyst at Luxor Capital, LP. Mr. Wolff earned a Masters of Business Administration from Stanford Graduate School of Business. Committees: Audit (Chair), Compensation, and Corporate Governance and Nominating (Chair).

Mr. Wolff’s has served as Chief Financial Officer and led the finance and accounting functions at multiple companies, qualifying him to serve on the Company’s Board of Directors and its Audit Committee as an “audit committee financial expert.” Based on his background and experience, Mr. Wolff is qualified to assist the Board in overseeing the Company’s financial and accounting functions and evaluating the Company’s internal controls over financial reporting.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named above. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.

The Board recommends that you vote FOR the election of each named nominee.

PROPOSAL No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton LLP during fiscal years 2016 and 2015:

	2016	2015
Audit Fees (1)	$361,643	$303,342
Audit-Related Fees (2)	$19,500	$16,353
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total Fees	$381,143	$319,695

(1)

Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above, including the 401(k) audit.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.

The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2016 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Company’s Audit Committee charter (a copy of which is available at the Company’s website at www.famousdaves.com) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. During fiscal 2016, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. The chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 annually in additional permitted audit fees with Grant Thornton LLP, which authority and amount will be reviewed and approved annually.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2017. If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends that you vote FOR the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2017.

PROPOSAL No. 3 – Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and policies described in this Proxy Statement.

At the Company’s 2013 annual shareholders’ meeting, the shareholders were asked to cast an advisory vote on how frequently we should seek an advisory “say-on-pay” vote. In particular, we asked whether the “say-on-pay” vote should occur every three years, every two years, or every one year. As stated in the proxy statement for our 2013 annual shareholders’ meeting, our Board recommended that shareholders vote for an annual “say-on-pay” vote to best enable the Board and the Compensation Committee to understand and incorporate the views of our shareholders in structuring our executive compensation programs. At the 2013 annual shareholders’ meeting, the option of an annual “say-on-pay” vote received the highest number of votes cast by shareholders. Consistent with this desire for an annual “say-on-pay” vote, we are asking shareholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this Proxy Statement by casting an advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the compensation of the “named executive officers” of Famous Dave’s of America, Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Famous Dave’s of America, Inc. 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The compensation of our named executive officers is disclosed in the section entitled “Executive Compensation” below.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described herein. Because the vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board recommends that you vote FOR the proposal to approve the compensation of our named executive officers, as described in this Proxy Statement.

Other Matters

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the three proposals described above. Although the Board of Directors knows of no other matters to be presented at the Annual Meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

EXECUTIVE OFFICERS OF THE COMPANY

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships of Public Companies

Michael W. Lister Chief Executive Officer and Chief Operating Officer	56

Michael Lister has served as our Chief Executive Officer and Chief Operating Officer since October 1, 2016. Since 2001, Mr. Lister has been an owner and the president of Famous Five Dining, Inc., which operates five Famous Dave’s franchised restaurants in Tennessee. He has served four terms as Chairman of the Franchise Advisory Board prior to his appointment as Chief Executive Officer and Chief Operating Officer. Prior to becoming a franchise owner, he served as the Company’s senior vice president of operations from 1997 to 2001.

Dexter A. Newman Chief Financial Officer	37

Mr. Newman has served as our Chief Financial Officer since April 11, 2016. From November 2015 until March 2016, he was an independent business consultant. From November 2013 until October 2015, Mr. Newman served as Vice President and a Division Chief Financial Officer at Bloomin’ Brands, a casual dining company with more than 1,400 restaurants in 49 states and 21 countries and territories. He was formerly Bloomin’ Brands Vice President and Treasurer, and Head of Risk Management from October 2012 through October 2013. From February 2002 to August 2012 he was employed in numerous roles with Best Buy Co., Inc., a consumer electronics retailer, most recently serving as Senior Director and Chief Financial Officer of Best Buy’s Private Brands and Global Sourcing Group, and previously serving as Senior Director and Deputy Treasurer. Prior to his role within Treasury at Best Buy, Mr. Newman worked as Director, Strategy Development and Operations for Best Buy International and held numerous other roles within the company’s finance function.

EXECUTIVE COMPENSATION

The following summary compensation table reflects cash and non-cash compensation for the 2015 and 2016 fiscal years awarded to or earned by (i) each individual serving as the principal executive officer of the Company during the 2016 fiscal year ended January 1, 2017; (ii) the other two highest paid individuals who served as executive officers of the Company at the end of such fiscal year; and (iii) the other individual who would have qualified as one of the two highest paid executive officers but for the fact that he was not serving as an executive officer as of the end of the fiscal year (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Options Awards ($)(7)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (14)	All Other Compensation ($)		Total ($)
Michael W. Lister (1) Chief Executive Officer and Chief Operating Officer	2016	$62,308	$18,750	$—	$100,527	(8)	$—	$10,099		$191,684

Dexter A. Newman (2) Chief Financial Officer	2016	$192,115	$98,654	$—	$156,088	(9)	$—	$—		$446,857

Alfredo V. Martel (3) Former Chief Marketing Officer	2016	$238,846	$—	$—	$64,812	(10)	$—	$—		$303,658

Adam J. Wright (4)	2016	$238,846	$—	$—	$21,002	(11)	$—	$77,596	(5)	$337,444
Former Chief Executive Officer	2015	$158,077	$—	$—	$149,476	(12)	$—	$—		$307,553

Abelardo Ruiz (6)	2016	$250,000	$29,167	$—	$—		$177	$41,107		$320,451
Former Chief Operating Officer	2015	$86,538	$20,833	$—	$319,045	(13)	$11	$—		$426,427

(1)	Mr. Lister became an employee and was appointed Chief Executive Officer and Chief Operating Officer on October 11, 2016.

(2)	Mr. Newman became an employee and was appointed Chief Financial Officer on April 11, 2016.

(3)	Mr. Martel became an employee and was appointed Chief Marketing Officer on February 12, 2016. He ceased being Chief Marketing Officer on January 12, 2017.

(4)	Mr. Wright was appointed interim Chief Executive Officer on June 18, 2015 and Chief Executive Officer on December 27, 2015. He ceased being the Chief Executive Officer on October 11, 2016.

(5)	This amount includes the severance payments paid to Mr. Wright pursuant to the terms of his employment agreement, as well as accrued but unused paid time off.

(6)

Mr. Ruiz transitioned from his role as Chief Operating Officer to a different role within the Company, focusing on international franchise sales and development, effective August 19, 2016. He ceased employment with the Company on February 24, 2017.

(7)

Amounts shown reflect the grant date fair value of stock option awards granted for the respective year pursuant to the Company’s equity incentive plans, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (See Note 9 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC).

(8)

Represents a five-year, 70,000 share stock option award granted to Mr. Lister on October 11, 2016. The option vests in monthly installments commencing on the one-month anniversary of the grant date and continuing on each of the subsequent 47 monthly anniversaries thereof; monthly installments consist of 1,486 shares on each of the first 47 vesting dates and 1,482 shares on the final (48th) vesting date. The option exercise price is $5.25, which was the closing price of the Company’s common stock on the date of grant.

(9)

Represents a ten-year, 70,000 share stock option award granted to Mr. Newman on April 11, 2016. The option vests in monthly installments commencing on the one-month anniversary of the grant date and continuing on each of the subsequent 47 monthly anniversaries thereof; monthly installments consist of 1,486 shares on each of the first 47 vesting dates and 1,482 shares on the final (48th) vesting date. The option exercise price is $5.67, which was the closing price of the Company’s common stock on the date of grant.

(10)

Represents a five-year, 35,000 share stock option award granted to Mr. Martel on February 12, 2016. The option vests in monthly installments commencing on the one-month anniversary of the grant date and continuing on each of the subsequent 47 monthly anniversaries thereof; monthly installments consist of 729 shares on each of the first 47 vesting dates and 737 shares on the final (48th) vesting date. The option exercise price was $5.62, which was the closing price of the Company’s common stock on the date of grant.

(11)

Represents a ten-year, 10,000 share stock option award granted to Mr. Wright on May 3, 2016. The option vested immediately as to 1,680 shares and the remaining 8,320 in monthly installments starting on May 31, 2016 and ending on December 31, 2017. The option exercise price is $5.42, which was the closing price of the Company’s common stock on the date of grant. This vested portion of this option grant expired 90 days after his resignation as a Chief Executive Officer.

(12)

Represents a ten-year, 50,000 share stock option award granted to Mr. Wright on January 1, 2016. The option was scheduled to vest in approximately equal monthly installments over two years. The option exercise price is $6.94, which was the closing price of the Company’s common stock on the date of grant. This vested portion of this option grant expired 6 months days after his resignation as a Chief Executive Officer.

(13)

Represents a five-year, 71,324 share stock option award granted to Mr. Ruiz on August 31, 2015. The option vests in monthly installments commencing on the one-month anniversary of the grant date and continuing on each of the subsequent 47 monthly anniversaries thereof; monthly installments consist of 1,486 shares on each of the first 47 vesting dates and 1,482 shares on the final (48th) vesting date. The option exercise price is $14.61, which was the closing price of the Company’s common stock on the date of grant.

(14)

The Company sponsors a 401(k) retirement savings plan but does not maintain a pension plan. Amounts shown were earned under the Company’s Non-qualified Deferred Compensation Plan and represent the difference between the interest rate earned during the applicable year (6.0% for 2015 and 2016) under that plan and 120% of the long-term applicable federal rate (3.10% in 2015 and 2.69% in 2016). A description of the Company’s Non-qualified Deferred Compensation Plan is included in this Proxy Statement under the heading “Description of Additional Compensation Plans and Practices – Deferred Compensation Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the named executive officers at January 1, 2017:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael W. Lister	2,916	67,084	—	$5.25	10/11/2026
Dexter A. Newman	11,664	58,336	—	$5.67	4/11/2026
Alfred V. Martel	7,290	27,710	—	$5.62	2/12/2021
Adam J. Wright	3,760	3,760	—	$5.42	5/3/2026
	18,750	18,750	—	$6.94	1/1/2026
Abelardo Ruiz	23,776	47,548	—	$14.61	8/31/2020

Employment Agreements

Employment Agreement with Michael W. Lister

The Company entered into a four-year written employment agreement with Mr. Lister to be effective as of October 11, 2016. Under the employment agreement, Mr. Lister is entitled to receive an annual base salary of $300,000 and is eligible for annual bonus compensation in the discretion of the Board based upon his achievement of milestones to be determined by the Board prior to the commencement of each fiscal year. The targeted amount of each annual bonus will be determined by the Board, but is expected to be 50% of Mr. Lister’s base salary. If Mr. Lister is employed with the Company through December 31, 2016, he is entitled to a minimum guaranteed bonus of $18,750. Mr. Lister may participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k), life insurance and other benefit plans.

Mr. Lister has agreed not to compete with the Company during the term of his employment and for a period thereafter the length of which will depend on the circumstances on which his employment is terminated. If Mr. Lister’s employment is terminated by the Company other than for “Cause” or by Mr. Lister for “Good Reason” (each as defined in the employment agreement), Mr. Lister has agreed not to compete with the Company in certain respects (as outlined in the employment agreement) during the period in which he is entitled to receive or receives severance payments (as outlined below). If Lister’s employment is terminated by the Company for Cause or by Mr. Lister other than for Good Reason, Mr. Lister has agreed not to compete with the Company for 12 months following the date of such termination. Mr. Lister has also agreed not to solicit employees of the Company during the employment term and for 18 months thereafter.

Under the employment agreement, if Mr. Lister’s employment is terminated by the Company for any reason other than Cause (including any termination by the Company following a “Change in Control” (as defined in the employment agreement)), death or disability, or if Mr. Lister resigns for Good Reason, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of continuing payments of his base salary for the lesser of (a) a six month period following the termination date and (b) the remainder of the four year employment term.

Pursuant to the employment agreement, on October 11, 2016, the Company granted Mr. Lister a five-year, 70,000 share non-qualified stock option under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) that will vest in approximately equal monthly installments over four years. The stock option has an exercise price equal to the fair market value of the Company’s common stock on the grant date. In the event of a Change of Control (as defined in the 2015 Plan) during the employment term in which the acquiring company or successor company opts not to assume Mr. Lister’s employment agreement, the Stock Option will accelerate and become fully vested and exercisable immediately prior to such Change of Control. In the event of a Corporate Transaction (as defined in the 2015 Plan), at the option of the Board, Mr. Lister must exercise the stock option or such failure to exercise will result in termination of the stock option. Also in the event of a Corporate Transaction, in exchange for the termination of the stock option, the Board may make a cash payment to Mr. Lister in an amount equal to the product obtained by multiplying (i) the amount (if any) by which the transaction proceeds per share exceed the exercise price per share covered by the stock option by (ii) the number of shares of common stock covered by the stock option. If Mr. Lister terminates his employment without Good Reason and fails to give the Company 90 days’ prior notice, the stock option will automatically terminate with respect to 50% of the underlying shares. The stock option will terminate in its entirety if not exercised within six months of Mr. Lister’s termination from the Company for any reason.

Employment Agreement with Dexter A. Newman

On April 7, 2016, the Company entered into a written employment agreement with Mr. Newman to be effective as of April 11, 2016. Under the employment agreement, Mr. Newman is entitled to receive an annual base salary of $270,000 and is eligible for annual bonus compensation in the discretion of the Board based upon his achievement of milestones to be determined by the Board prior to the commencement of each fiscal year. The targeted amount of the annual bonus in 2016 was the prorated portion of 50% of his base salary and each subsequent annual bonus target will be determined by the Board, but is expected to be 50% of Mr. Newman’s base salary. Mr. Newman may participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k), life insurance and other benefit plans.

Mr. Newman has agreed not to compete with the Company during the term of his employment and for a period of 12 months thereafter. Mr. Newman has also agreed not to solicit employees of the Company during the employment term and for 18 months thereafter.

Under the employment agreement, if Mr. Newman’s employment is terminated by the Company for any reason other than Cause (including any termination by the Company following a “Change in Control” (as defined in the employment agreement)), death or disability, or if Mr. Newman resigns for Good Reason, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of continuing payments of his base salary for a period of 12 months following the termination date.

Pursuant to the employment agreement, on April 11, 2016, the Company granted Mr. Newman a ten-year, 70,000 share non-qualified stock option under the Company’s 2015 Plan) that will vest in approximately equal monthly installments over four years. The stock option has an exercise price equal to the fair market value of the Company’s common stock on the grant date. In the event of a Change of Control (as defined in the 2015 Plan) during the employment term, the Stock Option will accelerate and become fully vested and exercisable immediately prior to such Change of Control. In the event of a Corporate Transaction (as defined in the 2015 Plan), at the option of the Board, Mr. Newman must exercise the stock option or such failure to exercise will result in termination of the stock option, provided, in the event of such “forced” exercise, Mr. Newman may elect to exercise the option by a net exercise or broker assisted cashless exercise procedure. Also in the event of a Corporate Transaction, in exchange for the termination of the stock option, the Board may make a cash payment to Mr. Newman in an amount equal to the product obtained by multiplying (i) the amount (if any) by which the transaction proceeds per share exceed the exercise price per share covered by the stock option by (ii) the number of shares of common stock covered by the stock option. The stock option will terminate in its entirety if not exercised within 90 days of Mr. Newman’s termination from the Company for any reason.

Employment Agreement with Abelardo Ruiz, the Former Chief Operating Officer

Abelardo Ruiz became the Company’s Chief Operating Officer effective as of August 31, 2015. Mr. Ruiz’s employment with the Company was governed by an employment agreement effective as of August 31, 2015, that had a four-year term. Under the employment agreement, Mr. Ruiz was entitled to receive an annual base salary of $250,000 and is eligible for annual bonus compensation in the discretion of the Board in amounts expected to be in the range of 20%-30% of his base salary.

Pursuant to the employment agreement, at the commencement of his employment term, the Company granted Mr. Ruiz a five-year, 71,324 share non-qualified stock option under the 2015 Plan that vests in equal monthly installments over the employment term. The stock option will have an exercise price equal to the fair market value of the Company’s common stock on the grant date.

Mr. Ruiz agreed not to complete with the Company during the term of his employment and for a period thereafter the length of which will depend on the circumstances on which his employment is terminated. If Mr. Ruiz’s employment is terminated by the Company other than for “Cause” or by Mr. Ruiz for “Good Reason” (each as defined in the employment agreement), Mr. Ruiz has agreed not to compete with the Company in certain respects (as outlined in the employment agreement) during the period in which he is entitled to or receives severance payments (as outlined below). If Ruiz’s employment is terminated by the Company for Cause or by such termination, Mr. Ruiz has also agreed not to solicit employees of the Company during the employment term and for 18 months thereafter.

Mr. Ruiz’s employment was terminated without cause and under his employment agreement, as amended, received a severance comprised of continuing payments of his salary for a six month period following the termination date.

Employment Agreement with Alfredo V. Martel, the Former Chief Marketing Officer

On February 12, 2016, the Company entered into a written employment agreement with Mr. Martel to be effective as of February 11, 2016. Under the employment agreement, Mr. Martel was entitled to receive an annual base salary of $270,000 and was eligible for a discretionary annual bonus to be determined by the Board based upon his achievement of milestones determined by the Board prior to the commencement of each fiscal year. The targeted amount of the annual bonus in 2016 was the prorated portion of 50% of his base salary with each subsequent annual bonus target set at 50%. Mr. Martel was entitled to participate in the Company’s benefit plans maintained by the Company and for which he was eligible, including, without limitation, group medical, 401(k), life insurance and other benefit plans.

Mr. Martel agreed not to compete with the Company during the term of his employment and for a period of 12 months thereafter. Mr. Martel also agreed not to solicit employees of the Company during the employment term and for 18 months thereafter.

Pursuant to the employment agreement, on February 12, 2016, the Company granted Mr. Martel a five-year, 35,000 share non-qualified stock option under the Company’s 2015 Plan) that will vest in approximately equal monthly installments over four years. The stock option has an exercise price equal to the fair market value of the Company’s common stock on the grant date. In the event of a Change of Control (as defined in the 2015 Plan) during the employment term, the Stock Option will accelerate and become fully vested and exercisable immediately prior to such Change of Control. In the event of a Corporate Transaction (as defined in the 2015 Plan), at the option of the Board, Mr. Martel must exercise the stock option or such failure to exercise will result in termination of the stock option, provided, in the event of such “forced” exercise, Mr. Martel may elect to exercise the option by a net exercise or broker assisted cashless exercise procedure. Also in the event of a Corporate Transaction, in exchange for the termination of the stock option, the Board may make a cash payment to Mr. Martel in an amount equal to the product obtained by multiplying (i) the amount (if any) by which the transaction proceeds per share exceed the exercise price per share covered by the stock option by (ii) the number of shares of common stock covered by the stock option. The stock option will terminate in its entirety if not exercised within 90 days of Mr. Martel’s termination from the Company for any reason.

Mr. Martel was terminated without cause on January 12, 2017 and received severance comprised of continuing payments of his base salary for a period of six months following the termination date.

Employment Agreement with Adam J. Wright, the Former Chief Executive Officer

On June 18, 2015, Adam J. Wright, a member of the Company’s Board of Directors, was appointed to serve as interim Chief Executive Officer while the Board conducted a search for a permanent Chief Executive Officer. Upon his appointment, Mr. Wright received a base salary of $25,000 per month in accordance with the Company’s standard payroll practices.

On December 28, 2015, the Company announced the appointment of Mr. Wright as Chief Executive Officer, removing his prior interim title, and the Company entered into a two-year written employment agreement with Mr. Wright, effective as of January 1, 2016. Under the employment agreement, Mr. Wright was entitled to receive an annual base salary of $300,000 and was eligible for annual bonus compensation in the discretion of the Board based upon his achievement of milestones to be determined by the Board prior to the commencement of each fiscal year. The targeted amount of each annual bonus was to be determined by the Board, but was expected be 50% of Mr. Wright’s base salary. Mr. Wright was entitled to participate in the Company’s benefit plans maintained by the Company and for which he was eligible, including, without limitation, group medical, 401(k), life insurance and other benefit plans.

Pursuant to the employment agreement, on January 1, 2016, the Company also granted Mr. Wright a ten-year, 50,000 share non-qualified stock option under the Company’s 2015 Plan that was scheduled to vest in approximately equal monthly installments over two years. The stock option had an exercise price equal to the fair market value of the Company’s common stock on the grant date. The terms of the stock option provided that it would terminate in its entirety if not exercised within six months of Mr. Wright’s termination from the Company for any reason. On May 3, 2016, the Company also granted Mr. Wright a ten-year, 10,000 share non-qualified stock option under the Company’s 2015 Plan that was scheduled to vest immediately as to 1,680 shares and the remaining 8,320 in monthly installments starting on May 31, 2016 and ending on December 31, 2017. By its terms, this stock option provided that it would terminate in its entirety if not exercised within 90 days of Mr. Wright’s termination for any reason.

Pursuant to his January 1, 2016 employment agreement, Mr. Wright agreed not to compete with the Company in certain respects (as outlined in the employment agreement) during the period in which he is entitled to receive or receives severance payments (as outlined below). Mr. Wright also agreed not to solicit employees of the Company for 18 months following his separation from the Company.

Effective as of October 12, 2016, Mr. Wright resigned from his position as Chief Executive Officer and director on the Board of Directors and received severance comprised of continuing payments of his base salary for a six-month period following the termination date.

Description of Additional Compensation Plans and Practices

Deferred Stock Unit Plan

We maintain an Executive Elective Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), in which executives can elect to defer all or part of their annual incentive compensation or commissions, or their receipt of any compensation in the form of stock grants under the Company’s equity incentive plans or otherwise, for a specified period of time. During 2015 and 2016, no executives elected to defer amounts under the Deferred Stock Unit Plan. To the extent elections are made, the amount of compensation that is deferred is converted into a number of stock units, as determined by the share price of our common stock on the effective date of the election. These units are converted back into a cash amount at the expiration of the deferral period based on the share price of our common stock on the expiration date and paid to the executive in cash in accordance with the payout terms of the plan. Accordingly, we recognize compensation expense throughout the deferral period to the extent that the share price of our common stock increases, and reduce compensation expense throughout the deferral period to the extent that the share price of our common stock decreases.

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) in which employees who are at the “director” level and above are eligible to participate. Participants must complete a deferral election each year and submit it to the Company, prior to the beginning of the fiscal year for which the compensation pertains, indicating the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the Deferred Compensation Plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. For fiscal 2015 and 2016, the Company matched 25.0% of the first 4.0% contributed by participants and paid declared interest rates of 6.0% on balances contributed during fiscal 2015 and 2016. For fiscal 2017, the Company will again match 25% of the first 4.0% contributed by participants and will pay a declared interest rate of 6.0% on contributions. The Board of Directors or the Compensation Committee administers the Deferred Compensation Plan and can change the Company match, interest rate or any other aspects of the plan at any time.

Deferral periods are defined as the earlier of termination of employment or not less than three calendar years following the end of the applicable Deferred Compensation Plan Year. Extensions of the deferral period for a minimum of five years are allowed, provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.

The Deferred Compensation Plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the Deferred Compensation Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.

For the plan year ended December 31, 2016, named executive officers contributed $7,500 to the Deferred Compensation Plan and the Company provided matching funds and interest of $936.

Stock Ownership Expectations

In accordance with the desire to better align the long-term objectives of our executives and the Board with our shareholders, our Board has adopted minimum stock ownership guidelines that set forth the levels of ownership expected of Board members and top executives of the Company. Board members are expected to own shares of our common stock equal in value to at least three times their annual Board of Directors compensation. Our Chief Executive Officer is expected to own shares of our common stock and vested options equal in value to at least four times his annual salary, while our Chief Financial Officer is expected to own shares of our common stock and vested options equal in value to at least two times his annual salary. Other Vice Presidents are expected to own shares of our common stock and vested options equal in value to at least their respective annual salaries. For purposes of determining compliance with the minimum stock ownership guidelines, share ownership is defined to include stock owned directly by the director or executive and vested stock options. The Board acknowledges that the value of directors’ and executives’ share ownership will fluctuate based on the market price of our stock and, therefore, deficiencies in share ownership levels may exist from time to time. The Board also acknowledges that newly elected directors and newly hired executives may require a transition period to build share ownership in compliance with the guidelines. Shares owned directly by directors and executives in compliance with the minimum ownership guidelines represent investments in our common stock. Therefore, gains or losses resulting from appreciation or depreciation of these shares are not taken into account when calculating compensation amounts reported in this Proxy Statement.

Other Benefits

We provide additional benefit plans to employees, including the named executive officers, such as medical, dental, life insurance and disability coverage, flex benefit accounts, 401(k) plan, and an employee assistance program and. We also provide vacation and other paid holidays to employees, including the named executive officers, which are comparable to those provided at other companies of comparable size.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Incentive compensation, including equity incentive awards, has not generally been structured to meet all of such requirements and, as such, may not be fully deductible.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board of Directors

The size of our Board of Directors is set at eight by the shareholders. We currently have seven members serving as directors, with one vacancy and will have two vacancies after this 2017 Annual Meeting of Shareholders. The following directors, constituting a majority of the Board, are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules: Joseph M. Jacobs, Jonathan P. Lennon, Charles W. Mooty, Richard A. Shapiro, Patrick D. Walsh, and Bryan L. Wolff. The Board of Directors held five formal meetings during fiscal 2016 and took action by written consent in lieu of a meeting on eight occasions.

Currently, the Company has appointed an independent director, Charles W. Mooty, as non-executive Chairman of the Company’s Board of Directors, a position he has held since March 2017, after joining the Board in December 2016. The Board separates the Board chair function from that of the Chief Executive Officer, who serves as the Company’s principal executive officer, based on to a belief that separating these functions, and empowering an independent director to chair the Board meetings, will result in increased Board oversight of management activities.

Board of Directors Role in Risk Oversight

The Audit Committee of the Board of Directors has been delegated the responsibility for risk oversight. In overseeing the Company’s risk management, the Audit Committee adheres to a detailed committee responsibilities calendar that addresses various risk-related matters. These matters include but are not limited to:

•	meeting with management and the Company’s independent registered public accountant in separate executive sessions;

•	interacting with management and the internal audit function;

•

considering and reviewing with the Company’s independent registered public accountant the Company’s assessment and any related attestation (including related reports) on internal control over financial reporting, the adequacy of such controls and recommendations for improvements;

•

inquiring of the Company’s finance and accounting function managers and the Company’s independent registered public accountant about significant risks or exposures, and any significant accounts that require management judgment;

•	reviewing the Company’s policies for risk assessment and risk management, and assessing steps taken or to be taken to control such risk;

•	assessing the oversight and management of the information risks, including those related to Company Information Technology projects; and

•	overseeing the Company’s investment policies.

Committees of the Board of Directors

The Company has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During fiscal 2016, each member of the Board of Directors attended at least 75% of the Board meetings and meetings of committees to which they belong during the period in which such member served as a director. Although the Company has no formal policy regarding directors’ attendance at the Company’s annual shareholders meetings, the Company encourages such attendance by members of the Board of Directors. All seven of the Company directors serving on the Board of Directors at the time of the Company’s most recent annual shareholders’ meeting, held May 3, 2016, were in attendance at that meeting.

Below is a summary of the Company’s board committee structure and current committee membership information. Effective as of the date of the Annual Meeting, Jonathan P. Lennon will no longer be a director or member of any committee and Charles W. Mooty will become a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Audit Committee of the Board of Directors

The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Chairman Bryan L. Wolff, Jonathan P. Lennon and Patrick D. Walsh. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ Stock Market corporate governance standards. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, as well as tax work performed by the Company’s tax firm, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002.

The Board of Directors has determined that at least one member of the Audit Committee, Bryan L. Wolff, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee held four formal meetings during fiscal 2016 and took action by written consent in lieu of a meeting on one occasion.

Report of the Audit Committee

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, as amended, Communications with Audit Committees (AICPA, Professional Standards, Vol. 1. AU section 380) as Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

BRYAN L. WOLFF, Chairman

JONATHAN P. LENNON

PATRICK D. WALSH

Compensation Committee of the Board of Directors

The Company has established a Compensation Committee within the Board of Directors that currently consists of Chairman Patrick D. Walsh, Jonathan P. Lennon and Bryan L. Wolff. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans. The Compensation Committee of the Board of Directors has direct oversight and responsibility for the Company’s executive compensation policies and programs. The Compensation Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and has the authority to retain, terminate and approve the fees payable to any external compensation consultant to assist in the evaluation of director, and senior executive compensation. The Compensation Committee assesses the independence of any compensation consultant that it elects to engage.

Compensation Philosophy

Our executive compensation philosophy has been based on adopting compensation programs driven by short and long-term financial performance metrics designed to ensure management is incented to increase shareholder value over time. The Company’s executive compensation policies and programs are designed to provide:

•	a means for the Company to attract, motivate, reward and retain qualified executives in a competitive environment;

•	competitive levels of compensation that integrate with the Company’s annual objectives and long-term goals;

•	incentives that promote sustained short- and long-term financial growth and return in order to increase intrinsic value per share;

•	a reward system for extraordinary performance that recognizes individual initiative and achievements; and

•	a means to optimize performance without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

The Compensation Committee believes that the total compensation program for executives should consist of the following elements, each determined by individual and corporate performance:

•	Base salary compensation; and

•	Incentive compensation, both in the form of annual cash bonus and long-term stock-based incentive awards.

In addition to the compensation program elements listed above, we have established a Deferred Stock Unit Plan and a Non-Qualified Deferred Compensation Plan in which our executives are entitled to participate. The Compensation Committee believes that the availability of these plans, each of which are discussed below, adds to the attractiveness of the Company’s overall compensation program and positively impacts the Company’s ability to hire and retain qualified executives.

Compensation Procedures

Our Compensation Committee approves, on an annual basis, the competitiveness of our overall executive compensation programs, including the appropriate mix between cash and non-cash compensation as well as annual and long-term incentives. As set forth in its written charter, our Compensation Committee has access to resources it deems appropriate to accomplish its responsibilities, including the sole authority to retain (with funding provided by the Company) legal counsel and experts in the field of executive compensation after taking into consideration the independence related factors required under applicable NASDAQ listing standards. The Compensation Committee has the sole authority to retain and to terminate such advisors, and to approve the fees and other retention terms. During fiscal 2016, the Compensation Committee primarily relied upon internal Company resources to generate information on which to benchmark the Company’s compensation practices.

Generally, our Chief Executive Officer has provided input to our Compensation Committee regarding executive compensation and participated in the ultimate determination of compensation for the Company’s other executives. However, our Chief Executive Officer does not have direct involvement in the determination of his own compensation, the determination and structure of which is the sole responsibility of the Compensation Committee.

The Compensation Committee held two meetings during fiscal 2016 and took action by written consent in lieu of a meeting on seven occasions.

Corporate Governance and Nominating Committee of the Board of Directors

The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairman Bryan L. Wolff and Jonathan P. Lennon. Messrs. Wolff and Lennon satisfy the independence requirements of the NASDAQ Stock Marketplace Rules. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.

The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents all qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin, disability, marital or veteran status, or any other legally protected status.

In identifying and evaluating potential candidates to be nominees for directors, the Corporate Governance and Nominating Committee has the flexibility to consider such factors as it deems appropriate under relevant circumstances. These factors may include education, general business and industry experience, ability to act on behalf of shareholders and build long term shareholder value, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. The Corporate Governance and Nominating Committee believes that a Board comprised of directors with diverse skills and experiences relevant to the Company’s industry will result in efficient and competent oversight of the Company’s various core competencies, which include restaurant operations, franchise operations, real estate, marketing and financial and accounting. As such, the Corporate Governance and Nominating Committee considers the interplay of a director candidate’s experience with that of other members of the Board of Directors.

If the Corporate Governance and Nominating Committee approves a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

The Corporate Governance and Nominating Committee will consider recommendations by shareholders of candidates for election to the Board of Directors. Any shareholder who wishes that the Corporate Governance and Nominating Committee consider a candidate must follow the procedures set forth in our Bylaws. Under our Bylaws, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2018 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 23, 2017 and not later than January 22, 2018. If the date of our 2018 annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the Annual Meeting, timely notice by a shareholder may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2018 annual shareholders’ meeting will be held or the date on which we issue a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2018 annual shareholders’ meeting will be held. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	As to each person the shareholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such individual;

•	the class, series and number of any shares of our stock that are beneficially owned or owned of record by such individual;

•	the date such shares were acquired and the investment intent of such acquisition;

•

all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”) (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•

all information with respect to such individual that would be required to be set forth in a shareholder’s notice pursuant to Section 4.3 of our Bylaws if such proposed individual were a Nominating Person (as such term is defined in our Bylaws and summarized below); and

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposed nominee, his or her respective affiliates and associates and any other persons with whom the proposed nominee (or any of his or her respective affiliates and associates) is “Acting in Concert” (as such term is defined in our Bylaws), on the one hand, and any Nominating Person, on the other hand;

•

As to each “Nominating Person” (which our Bylaws define as the nominating shareholder, the beneficial owner(s), if different, on whose behalf the notice of proposed nomination is made, any affiliate or associate of such shareholder or beneficial owner(s), and any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert):

•	the class, series and number of all shares of our stock which are, directly or indirectly, owned of record or beneficially owned by such Nominating Persons;

•	the full notional amount of any Synthetic Equity Position (as such term is defined in our Bylaws);

•	any Short Interests (as such term is defined in our Bylaws); and

•	any Performance-Related Fees (as such term is defined in our Bylaws);

•	The name and address of such Nominating Person, as they appear on our stock ledger;

•

To the extent known by the nominating shareholder or any other Nominating Person, the name and address of any other shareholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such shareholder’s notice; and

•

Any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the nominees proposed to be nominated for election or reelection as a director at the meeting pursuant to Section 14(a) of the Exchange Act.

The above description is only a summary of the procedures required to be followed by shareholders who wish nominate a proposed director candidate for election to our Board. Please refer to our Bylaws for a complete description of such procedures.

The Corporate Governance and Nominating Committee held one meeting during fiscal 2016.

Corporate Governance, Ethics and Business Conduct

The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, team members, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market listing requirements and the Company’s own vision of good governance practices. As part of its adherence to these corporate governance practices, the Company has adopted the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices.

The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and other executives are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Key Financial and Accounting Management.

The full text of the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices, the Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Key Financial and Accounting Management are each available online at www.famousdaves.com (click on Investors, Corporate Governance, Code of Ethics and Business Conduct Policy, or Code of Ethics specific to CEO, CFO, and Key Financial & Accounting Management, as applicable).

Ability of Shareholders to Communicate with the Company’s Board of Directors

The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairman of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the chairman of the Corporate Governance and Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If a shareholder wishes to provide input with respect to the Company’s executive compensation policies and programs, input should be submitted in writing to the chairman of the Company’s Compensation Committee in care of the Company’s Secretary at the Company’s headquarters address or by email address to compensationcommittee@famousdaves.com. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications sent in care of the Company’s Secretary will be forwarded promptly to the applicable director(s).

Policies and Procedures for the Consideration and Determination of Director Compensation

Each year, the Corporate Governance and Nominating Committee reviews the Board’s compensation in relation to other companies nationwide and recommends any changes in Board compensation to the full Board of Directors for approval. As needed, the Compensation Committee will also review and make recommendations to the Board. The Compensation Committee also approves any grants of equity incentives to directors under the Company’s equity incentive plans.

Director Compensation

Non-employee Board members earned a cash retainer for their service on the Board during fiscal 2016. In May 2016, the annual retainer paid to non-employee directors who are not affiliated with significant shareholders was set at $60,000 (or a pro rata portion thereof for directors who did not serve for the entire year). In addition, during fiscal 2016 Messrs. Gala and Wolff were each granted an option to purchase 20,000 shares of common stock.

The following table sets forth information concerning director compensation earned during the fiscal year ended January 1, 2017:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Anand D. Gala	$52,250	$44,667	$96,917
Joseph M. Jacobs	$—	$—	$—
Jonathan P. Lennon	$—	$—	$—
Charles W. Mooty	$—	$—	$—
Richard A. Shapiro	$—	$—	$—
Patrick D. Walsh	$—	$—	$—
Bryan L. Wolff	$51,250	$44,667	$95,917
*Adam J. Wright (2)	$—	$—	$—

*	Former director

(1)

Amounts shown reflect the grant date fair value of stock option awards granted during fiscal 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2)	Excludes cash compensation and stock option awards granted to employee directors as compensation for serving as employees of the Company.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

The Company has one class of voting securities outstanding, Common Stock, $0.01 par value, of which 6,957,628 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director nominee, (iii) each named executive officer identified in the Summary Compensation Table, and (iv) all named executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Total
Executive Officers:
Michael W. Lister (Chief Executive Officer)	8,748	(1)	*
Alfredo V. Martel (Chief Marketing Officer)	8,020		*
Dexter A. Newman (Chief Financial Officer)	17,496	(2)	*
Abelardo Ruiz (Chief Operating Officer)	25,260		*
Adam J. Wright (Former Chief Executive Officer and Director)	18,750		*
Non-Employee Directors:
Anand D. Gala	4,000		*
Joseph M. Jacobs	1,332,711	(3)	19.2%
Jonathan P. Lennon	8,000		*
Charles W. Mooty	67,000		1.0%
Richard A. Shapiro	10,000		*
Patrick D. Walsh	374,965	(4)	5.4%
Bryan L. Wolff	4,020		*
All Directors and Executive Officers as a group (12 people)	1,878,973	(5)	27.0%
Other 5% Beneficial Owners
Wexford Capital LP 411 West Putnam Avenue, Suite 125 Greenwich, CT 06830	1,332,711	(6)	19.2%
Bandera Master Fund L.P. Broad Street, Suite 1820 New York, New York 10004	834,372	(7)	12.0%
Raging Capital Management, LLC Ten Princeton Avenue P.O. Box 228 Rocky Hill, NJ 08553	537,617	(8)	7.7%
Blue Clay Capital Management, LLC 800 Nicollet Mall, Ste. 2870 Minneapolis, MN 55402	429,521	(9)	6.2%

*	less than 1%

(1)	Includes 2,916 shares that Mr. Lister has the right to acquire within 60 days.

(2)	Includes 2,916 shares that Mr. Newman has the right to acquire within 60 days.

(3)

Represents 1,332,711 shares held by Debello Investors LLC, Wexford Focused Investors LLC, and Wexford Spectrum Investors LLC (collectively, the “Purchasing Entities”). Mr. Jacobs disclaims beneficial ownership of the shares held by the Purchasing Entities except to the extent of his actual pecuniary interest therein. See Note 8 below.

(4)

Based upon joint Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC on November 21, 2016. Includes 52,575 shares owned directly by Patrick D. Walsh and 319,675 shares owned by PW Partners Atlas Fund LP (“Atlas Fund”). Mr. Walsh serves as the Managing Member of PW Partners Capital Management LLC (“PW Capital Management”) and the Managing Member and Chief Executive Officer of PW Partners Atlas Funds, LLC (“Atlas Fund GP”) and PW Partners, LLC (“Master Fund GP”). PW Capital Management serves as the investment manager of Atlas Fund. Atlas Fund GP serves as the general partner of Atlas Fund. Atlas Fund and Atlas Fund GP share voting and dispositive power over 319,675 shares; and Mr. Walsh and PW Capital Management share voting and dispositive power over 319,675 shares. The 319,675 shares owned directly by Atlas Fund are held in margin accounts

(5)	Without duplication of shares beneficially owned by more than one director or officer. Includes 10,262 shares that such individuals have the right to acquire within 60 days.

(6)

Based upon joint statements on Schedule 13D filed with the SEC on June 22, 2015. Includes 29,785 shares that are directly owned by Debello Investors LLC (“DI”), 61,973 shares that are directly owned by Wexford Focused Investors LLC (“WFI”), and 1,240,953 shares that are directly owned by Wexford Spectrum Investors LLC (“WSI”, and together with DI and WFI, the “Purchasing Entities”). Wexford Capital LP (“Wexford Capital”) may, by reason of its status as manager of the Purchasing Entities, be deemed to own beneficially the securities of which the Purchasing Entities possess beneficial ownership. Wexford GP LLC (“Wexford GP”) may, as the General Partner of Wexford Capital, be deemed to own beneficially the securities of which the Purchasing Entities possess beneficial ownership. Each of Charles E. Davidson (“Davidson”) and Joseph M. Jacobs (“Jacobs”) may, by reason of his status as a controlling person of Wexford GP, be deemed to own beneficially the securities of which the Purchasing Entities possess beneficial ownership. Each of Wexford Capital, Wexford GP, Davidson and Jacobs shares the power to vote and to dispose of the securities beneficially owned by the Purchasing Entities. Each of Wexford Capital, Wexford GP, Davidson and Jacobs disclaims beneficial ownership of the securities owned by the Purchasing Entities and the joint statements on Schedule 13D are not an admission that they are the beneficial owners of such securities except, in the case of Davidson and Jacobs, to the extent of their personal ownership interests in any of the members of the Purchasing Entities.

(7)

Based upon a statement on Schedule 13D/A filed with the SEC on July 21, 2016. Bandera Partners LLC (“Bandera Partners”) is the investment manager of Bandera Master Fund L.P. (“Bandera Master Fund”). Bandera Master Fund has granted to Bandera Partners the sole and exclusive authority to vote and dispose of the shares held directly by Bandera Master Fund. Each of Gregory Bylinsky and Jefferson Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners. By virtue of these relationships, each of Bandera Partners and Messrs. Bylinsky and Gramm may be deemed to beneficially own the shares owned directly by Bandera Master Fund.

(8)

Based upon a statement on Schedule 13D/A filed with the SEC on February 14, 2017. Raging Capital Management, LLC (“Raging Capital”) is the investment manager of Raging Capital Master Fund, Ltd., a Cayman Islands exempted company (“Raging Master”) in whose name the shares are held. William C. Martin is the Chairman, Chief Investment Officer and Managing Member of Raging Capital. Raging Master has delegated to Raging Capital the sole authority to vote and dispose of the securities held by Raging Master pursuant to an investment management agreement (“IMA”). The IMA may be terminated by any party thereto effective at the close of business on the last day of any fiscal quarter by giving the other party not less than 61 days’ written notice. As a result, each of Raging Capital and William C. Martin may be deemed to beneficially own the shares held by Raging Master.

(9)

Based upon a statement on Schedule 13D/A filed with the SEC on December 28, 2015. Blue Clay Capital Management, LLC (“Blue Clay Capital”) is the investment manager for certain private funds (together, the “Funds”). Each of Gary Kohler and Brian Durst, through their roles at Blue Clay Capital, exercises investment discretion over the Funds and has shared power to vote and dispose of these shares.

Based on information provided to the Company by its directors, director nominees and executive officers, no director, director nominee or named executive officer holds shares beneficially owned by him or her in a margin account as collateral for a margin loan, and no shares beneficially owned by the Company’s directors and named executive officers have been pledged as collateral for a loan.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions.

Anand D. Gala currently serves as a director of the Company and has been nominated for re-election at the Annual Meeting. Mr. Gala is the Founder, President and Chief Executive Officer of Gala Holdings International, a diversified holding company that conducts consulting, restaurant development and management operations. As a Company franchisee, Gala Holdings International paid approximately $2.1 million in franchise royalties and contributions to the Company’s system-wide marketing fund for the Company’s 2016 fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended January 1, 2017 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended January 1, 2017.

PROPOSALS OF SHAREHOLDERS

Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2018 annual shareholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be timely under Rule 14a-8, a shareholder proposal must be received by our Corporate Secretary at Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota, 55343, by November 23, 2017.

Under our Bylaws, if a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual shareholders’ meeting (other than director nominations), that shareholder must deliver notice of the proposal at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2018 annual shareholders’ meeting, notices must be received not prior to November 23, 2017 and not later than January 22, 2018.

If a shareholder plans to nominate a person as a director at an annual shareholders’ meeting, our Bylaws require that the shareholder place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2018 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 23, 2017 and not later than January 22, 2018.

If the date of our 2018 annual shareholders’ meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the Annual Meeting, timely notice of shareholder proposals and shareholder nominations for directors may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2018 annual shareholders’ meeting will be held or the date on which we issue a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2018 annual shareholders’ meeting will be held.

Notices of shareholder proposals and shareholder nominations for directors must comply with the informational and other requirements set forth in our Bylaws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

HOUSEHOLDING

The SEC permits a procedure called “householding” for the delivery of proxy information to shareholders. Under this procedure, certain shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials unless one or more of such shareholders notifies us that they would like to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. We initiated householding to reduce printing costs and postage fees.

We will promptly deliver, upon written or oral request, a separate copy of the proxy statement and annual report in a separate envelope, as applicable, to a shareholder at a shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy materials in a separate envelope either now or in the future, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently receiving separate copies and wish to receive only one copy of future proxy materials for your household, in one envelope, please contact Broadridge at the above phone number or address.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they may be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by telegram or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

/s/ Michael W. Lister

Michael W. Lister
Chief Executive Officer and Chief Operating Officer

FAMOUS DAVE’S OF AMERICA, INC. 12701 WHITEWATER DRIVE SUITE 200 MINNETONKA, MN 55343

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors Nominees
01 Anand D. Gala 02 Joseph M. Jacobs 03 Charles W. Mooty 04 Richard A. Shapiro 05 Patrick D. Walsh 06 Bryan Wolff
	The Board of Directors recommends you vote FOR proposals 2. and 3.					For	Against	Abstain
	2. To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for Fiscal 2017.					☐	☐	☐
	3. To approve, on an advisory basis, the Company’s executive compensation.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

FAMOUS DAVE’S OF AMERICA, INC. Annual Meeting of Shareholders This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael W. Lister and Dexter A. Newman or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FAMOUS DAVE’S OF AMERICA, INC. (the “Company”), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m., Central Time, on May 2, 2017, at the Company’s office at 12701 Whitewater Drive, Minnetonka, MN 55343, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side